Contact:	Mark E. Secor
Chief Financial Officer
Phone:	(219) 873–2611
Fax:	(219) 874–9280
Date:	July 26, 2023

FOR IMMEDIATE RELEASE

Horizon Bancorp, Inc. Reports Second Quarter 2023 Results

Michigan City, Indiana, July 26, 2023 (GLOBE NEWSWIRE) – (NASDAQ GS: HBNC) – Horizon Bancorp, Inc. (“Horizon” or the “Company”), the parent company of Horizon Bank (the “Bank”), announced its unaudited financial results for the three and six months ended June 30, 2023.

“Horizon's favorable second quarter earnings reflect the strength of our diversified business model across our retail, commercial and wealth platforms,” President and Chief Executive Officer Thomas M. Prame said. “Our seasoned and granular deposit base performed well, maintaining a measured approach to funding costs while navigating a highly competitive market and shifting client demand to interest bearing products. These efforts paired well with our strategy of focusing loan production on higher yielding categories, resulting in improved yields and spread income. In the second quarter, we also posted strong non–interest income growth, with the active engagement of our clients in card spending and mortgage banking services. The positive results of our core revenue drivers were complimented by our consistent credit quality strength and our long standing expense management discipline.”

Second Quarter 2023 Highlights

•Increased net income to $18.8 million or $0.43 per diluted share, from $18.2 million or $0.42 in the first quarter of 2023.

•Net interest income of $46.2 million increased from $45.2 million in the linked quarter. Second quarter 2023 net interest income benefited from average total loan and earning asset growth over the linked quarter, as well as a swap termination fee of $1.5 million that contributed approximately $0.02 to diluted earnings per share.

•Non–interest income expanded to $11.0 million from $9.6 million in the linked quarter.

•Continued to manage non–interest expense as a percentage of average assets to less than 1.90% on an annualized basis, totaling $36.3 million, or 1.86%, compared to $34.5 million, or 1.79% in the linked quarter.

•Deposits remained resilient during the quarter, totaling $5.71 billion at period end, compared to $5.70 billion on March 31, 2023.

•Loans grew to $4.27 billion at period end, increasing by 2.2% annualized during the quarter and 5.3% annualized since December 31, 2022.

•Maintained consistent and sound asset quality with 30 to 89 days delinquent loans representing 0.26% of total loans and non–performing loans representing 0.52% of total loans at period end, as well as net charge–offs representing 0.01% of average loans during the quarter.

Horizon Bancorp, Inc. Reports Second Quarter 2023 Results
•Tangible common equity continued to improve to 6.91% of tangible assets on June 30, 2023, an improvement of 4 basis points during the quarter and 35 basis points since December 31, 2022.

•The Bank’s capital position was strong with leverage and risk based capital ratios of 8.72% and 13.03%, respectively.

•Horizon's annualized dividend yield was robust at 6.15% as of June 30, 2023, with cash maintained at the holding company level representing approximately eight quarters of dividend payments and fixed costs.

Summary

	For the Three Months Ended
	June 30,	March 31,	June 30,
Net Interest Income and Net Interest Margin	2023	2023	2022
Net interest income	$46,160	$45,237	$52,044
Net interest margin	2.69%	2.67%	3.13%
Adjusted net interest margin	2.57%	2.65%	3.06%

	For the Three Months Ended
	June 30,	March 31,	June 30,
Asset Yields and Funding Costs	2023	2023	2022
Interest earning assets	4.39%	4.17%	3.39%
Interest bearing liabilities	2.10%	1.85%	0.34%

	For the Three Months Ended
Non-interest Income and	June 30,	March 31,	June 30,
Mortgage Banking Income	2023	2023	2022
Total non–interest income	$10,997	$9,620	$12,434
Gain on sale of mortgage loans	1,005	785	2,501
Mortgage servicing income net of impairment	640	713	319

	For the Three Months Ended
	June 30,	March 31,	June 30,
Non-interest Expense	2023	2023	2022
Total non–interest expense	$36,262	$34,524	$35,404
Annualized non–interest expense to average assets	1.86%	1.79%	1.90%

	For the Three Months Ended
	June 30,	March 31,	June 30,
Credit Quality	2023	2023	2022
Allowance for credit losses to total loans	1.17%	1.17%	1.32%
Non–performing loans to total loans	0.52%	0.47%	0.51%
Percent of net charge–offs to average loans outstanding for the period	0.01%	0.01%	0.01%

Horizon Bancorp, Inc. Reports Second Quarter 2023 Results

	June 30,	Net Reserve		December 31,
Allowance for Credit Losses	2023	2Q23	1Q23	2022
Commercial	$30,354	$(802)	$(1,289)	$32,445
Retail Mortgage	3,648	(799)	(1,130)	5,577
Warehouse	893	95	(222)	1,020
Consumer	15,081	1,956	1,703	11,422
Allowance for Credit Losses (“ACL”)	$49,976	$450	$(938)	$50,464
ACL / Total Loans	1.17%			1.21%
Acquired Loan Discount (“ALD”)	$5,519	$(639)	$(121)	$6,279

“Horizon's unwavering focus on lending to well qualified commercial and consumer borrowers in our dynamic local markets was reflected in our strong asset quality metrics,” Mr. Prame said. “Our consistent and conservative underwriting practices are expected to outperform relative to the industry, and we believe we are well positioned to navigate potential shifts in the economic outlook.”

Income Statement Highlights

Net income for the second quarter of 2023 was $18.8 million, or $0.43 diluted earnings per share, compared to $18.2 million, or $0.42, for the linked quarter and $24.9 million, or $0.57, for the prior year period. The change in net income for the second quarter of 2023 when compared to the linked quarter, reflects growth in non–interest income of $1.4 million, improved net interest income of $923,000 and lower income tax expense of $411,000, offset by an increase in non–interest expense of $1.7 million and a modest increase in credit loss expense of $438,000.

Net interest income was $46.2 million in the second quarter of 2023, compared to $45.2 million in the linked quarter, benefiting from growth in average loans receivable and average interest earning assets, as well as a swap termination fee of $1.5 million.

Total non–interest income was $1.4 million higher in the second quarter of 2023 when compared to the first quarter of 2023, primarily due to a $717,000 increase in interchange fees, a $520,000 increase in gain on sale of investment securities and a $220,000 increase in gain on sale of mortgage loans, offset by a decrease of $73,000 in mortgage servicing income net of impairment and a decrease of $28,000 in fiduciary activities.

Total non–interest expense was $1.7 million higher in the second quarter of 2023 when compared to the first quarter of 2023, primarily due to a $1.4 million increase in salaries and employee benefits resulting from merit increases, commission expense and higher variable health care costs, a $300,000 increase in FDIC insurance expense and an increase in loan expenses, offset by a decrease in net occupancy expense and outside services expense from the linked quarter.

Horizon's effective tax rate was 7.2% for the second quarter of 2023, with income tax expense of $1.5 million decreasing $411,000 when compared to the first quarter of 2023.

Net Interest Margin

Horizon’s net interest margin was 2.69% for the second quarter of 2023 compared to 2.67% for the first quarter of 2023. The increase in net interest margin reflects an increase in the yield on interest earning assets of 22 basis points, offset by an increase in the cost of interest bearing liabilities of 25 basis points.

Net interest margin, excluding the aforementioned swap termination fee and acquisition–related purchase accounting adjustments (“adjusted net interest margin”), was 2.57% for the second quarter of 2023, compared to 2.65% for the linked quarter. (See the “Non–GAAP Reconciliation of Net Interest Margin” table below).

Horizon Bancorp, Inc. Reports Second Quarter 2023 Results
Lending Activity

Total loan balances and loans held for sale increased to $4.27 billion on June 30, 2023 compared to $4.25 billion on March 31, 2023. During the three months ended June 30, 2023, mortgage warehouse loans increased $29.4 million, residential mortgage loans increased $12.3 million, loans held for sale increased $4.5 million and commercial loans increased $820,000, offset by measured payoffs and pay downs of lower yielding indirect auto loans that were the primary driver of a $23.2 million decrease in consumer loans.

The lending activities for the quarter were well balanced, with mortgage activities increasing with client demand and consumer lending displaying the strategic shift of the organization to focus on higher yielding assets. Commercial lending activity for the quarter was strong but impacted by accelerated large pay downs during the last week of the quarter.

Loan Growth by Type
(Dollars in Thousands, Unaudited)
	June 30,	March 31,	QTD	QTD	Annualized
	2023	2023	$ Change	% Change	% Change
Commercial	$2,506,279	$2,505,459	$820	0.0%	0.1%
Residential mortgage	674,751	662,459	12,292	1.9%	7.4%
Consumer	1,002,885	1,026,076	(23,191)	(2.3)%	(9.1)%
Subtotal	4,183,915	4,193,994	(10,079)	(0.2)%	(1.0)%
Loans held for sale	6,933	2,409	4,524	187.8%	753.2%
Mortgage warehouse	82,345	52,957	29,388	55.5%	222.6%
Total loans and loans held for sale	$4,273,193	$4,249,360	$23,833	0.6%	2.2%

Deposit Activity

Total deposit balances of $5.71 billion on June 30, 2023 increased 0.13% compared to $5.70 billion on March 31, 2023.

The deposit mix at the end of the second quarter of 2023 represented the demand for clients to earn more interest on their excess funds and consumers spending excess liquidity. Horizon successfully held deposits in the quarter while continuing to prudently manage funding costs as the Bank's long–tenured and granular core deposit relationships remained with the Bank, reflecting the stability of the Bank's in–market deposit portfolio.

Deposit Growth by Type
(Dollars in Thousands, Unaudited)
	June 30,	March 31,	QTD	QTD	Annualized
	2023	2023	$ Change	% Change	% Change
Non–interest bearing	$1,170,055	$1,231,845	$(61,790)	(5.0)%	(20.3)%
Interest bearing	3,289,474	3,402,525	(113,051)	(3.3)%	(13.5)%
Time deposits	1,249,803	1,067,575	182,228	17.1%	69.2%
Total deposits	$5,709,332	$5,701,945	$7,387	0.1%	0.5%

Horizon Bancorp, Inc. Reports Second Quarter 2023 Results

Capital

The capital resources of the Company and the Bank continued to exceed regulatory capital ratios for “well capitalized” banks at June 30, 2023. Stockholders’ equity totaled $709.2 million at June 30, 2023 and the ratio of average stockholders’ equity to average assets was 8.97% for the six months ended June 30, 2023.

Tangible book value, which excludes intangible assets from total equity, per common share (“TBVPS”) grew to $12.34, increasing $0.17 during the second quarter of 2023 and $0.75 during the first six months of the year.

The following table presents the actual regulatory capital dollar amounts and ratios of the Company and the Bank as of June 30, 2023.

	Actual		Required for Capital Adequacy Purposes		Required for Capital Adequacy Purposes with Capital Buffer		Well Capitalized Under Prompt Corrective Action Provisions
	$	Ratio	$	Ratio	$	Ratio	$	Ratio
Total capital (to risk–weighted assets)
Consolidated	$806,546	14.35%	$449,624	8.00%	$590,131	10.50%	N/A	N/A
Bank	732,236	13.03%	449,727	8.00%	590,267	10.50%	$562,159	10.00%
Tier 1 capital (to risk–weighted assets)
Consolidated	755,581	13.44%	337,218	6.00%	477,725	8.50%	N/A	N/A
Bank	681,271	12.12%	337,295	6.00%	477,835	8.50%	449,727	8.00%
Common equity tier 1 capital (to risk–weighted assets)
Consolidated	635,090	11.30%	252,913	4.50%	393,421	7.00%	N/A	N/A
Bank	681,271	12.12%	252,971	4.50%	393,511	7.00%	365,403	6.50%
Tier 1 capital (to average assets)
Consolidated	755,581	9.72%	311,026	4.00%	311,026	4.00%	N/A	N/A
Bank	681,271	8.72%	312,663	4.00%	312,663	4.00%	390,829	5.00%

Liquidity

The Bank maintains a stable base of core deposits provided by long–standing and new relationships with individuals and local businesses. These deposits are the principal source of liquidity for Horizon. Other sources of liquidity for Horizon include earnings, loan repayments, investment security cash flows, proceeds from the sale of residential mortgage loans, unpledged investment securities and borrowing relationships with correspondent banks, including the Federal Home Loan Bank of Indianapolis (the “FHLB”). On June 30, 2023, in addition to liquidity available from the normal operating, funding, and investing activities of Horizon, the Bank had approximately $1.71 billion in unused credit lines with various money center banks, including the FHLB and the Federal Reserve Bank. The Bank had approximately $650.7 million of unpledged investment securities on June 30, 2023.

Horizon Bancorp, Inc. Reports Second Quarter 2023 Results
Forward Looking Statements

This press release may contain forward–looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward–looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission (the “SEC”). Forward–looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward–looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward–looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: current financial conditions within the banking industry, including the effects of recent failures of other financial institutions, liquidity levels, and responses by the Federal Reserve, Department of the Treasury, and the Federal Deposit Insurance Corporation to address these issues; changes in the level and volatility of interest rates, changes in spreads on earning assets and changes in interest bearing liabilities; increased interest rate sensitivity; the ability of Horizon to remediate its material weaknesses in its internal control over financial reporting; continuing increases in inflation; loss of key Horizon personnel; increases in disintermediation; potential loss of fee income, including interchange fees, as new and emerging alternative payment platforms take a greater market share of the payment systems; estimates of fair value of certain of Horizon’s assets and liabilities; changes in prepayment speeds, loan originations, credit losses, market values, collateral securing loans and other assets; changes in sources of liquidity; economic conditions and their impact on Horizon and its customers, including local and global economic recovery from the pandemic; legislative and regulatory actions and reforms; changes in accounting policies or procedures as may be adopted and required by regulatory agencies; litigation, regulatory enforcement, and legal compliance risk and costs; rapid technological developments and changes; cyber terrorism and data security breaches; the rising costs of cybersecurity; the ability of the U.S. federal government to manage federal debt limits; climate change and social justice initiatives; material changes outside the U.S. or in overseas relations, including changes in U.S. trade relations related to imposition of tariffs, Brexit, and the phase out of the London Interbank Offered Rate (“LIBOR”); the inability to realize cost savings or revenues or to effectively implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; acts of terrorism, war and global conflicts, such as the Russia and Ukraine conflict; and supply chain disruptions and delays. These and additional factors that could cause actual results to differ materially from those expressed in the forward–looking statements are discussed in Horizon’s reports (such as the Annual Report on Form 10–K, Quarterly Reports on Form 10–Q, and Current Reports on Form 8–K) filed with the SEC and available at the SEC’s website (www.sec.gov). Undue reliance should not be placed on the forward–looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward–looking statement to reflect the events or circumstances after the date on which the forward–looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Horizon Bancorp, Inc. Reports Second Quarter 2023 Results

Financial Highlights
(Dollars in Thousands, Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Balance sheet:
Total assets	$7,963,353	$7,897,995	$7,872,518	$7,718,695	$7,640,936
Interest earning deposits & federal funds sold	119,637	30,221	12,233	7,302	5,646
Interest earning time deposits	2,452	3,098	2,812	2,814	3,799
Investment securities	2,889,309	2,958,978	3,020,306	3,017,191	3,093,792
Commercial loans	2,506,279	2,505,459	2,467,422	2,403,743	2,363,991
Mortgage warehouse loans	82,345	52,957	69,529	73,690	116,488
Residential mortgage loans	674,751	662,459	653,292	634,901	608,582
Consumer loans	1,002,885	1,026,076	967,755	919,198	866,819
Total loans	4,266,260	4,246,951	4,157,998	4,031,532	3,955,880
Earning assets	7,319,100	7,273,921	7,225,833	7,087,368	7,088,737
Non–interest bearing deposit accounts	1,170,055	1,231,845	1,277,768	1,315,155	1,328,213
Interest bearing transaction accounts	3,289,474	3,402,525	3,582,891	3,736,798	3,760,890
Time deposits	1,249,803	1,067,575	997,115	778,885	756,482
Total deposits	5,709,332	5,701,945	5,857,774	5,830,838	5,845,585
Borrowings	1,352,039	1,311,927	1,142,949	1,048,091	959,222
Subordinated notes	58,970	58,933	58,896	58,860	58,823
Junior subordinated debentures issued to capital trusts	57,143	57,087	57,027	56,966	56,907
Total stockholders’ equity	709,243	702,559	677,375	644,993	657,865

Horizon Bancorp, Inc. Reports Second Quarter 2023 Results

Financial Highlights
(Dollars in Thousands Except Share and Per Share Data and Ratios, Unaudited)
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Income statement:
Net interest income	$46,160	$45,237	$48,782	$53,395	$53,008
Credit loss expense (recovery)	680	242	(69)	(601)	240
Non–interest income	10,997	9,620	10,674	10,188	12,434
Non–interest expense	36,262	34,524	35,711	38,350	36,368
Income tax expense	1,452	1,863	2,649	2,013	3,975
Net income	$18,763	$18,228	$21,165	$23,821	$24,859

Per share data:
Basic earnings per share	$0.43	$0.42	$0.49	$0.55	$0.57
Diluted earnings per share	0.43	0.42	0.48	0.55	0.57
Cash dividends declared per common share	0.16	0.16	0.16	0.16	0.16
Book value per common share	16.25	16.11	15.55	14.80	15.10
Tangible book value per common share	12.34	12.17	11.59	10.82	11.11
Market value – high	11.10	16.32	20.00	20.59	19.21
Market value – low	$7.75	$10.31	$14.51	$16.74	$16.72
Weighted average shares outstanding – Basis	43,639,987	43,583,554	43,574,151	43,573,370	43,572,796
Weighted average shares outstanding – Diluted	43,742,588	43,744,721	43,667,953	43,703,793	43,684,691

Key ratios:
Return on average assets	0.96%	0.94%	1.09%	1.24%	1.33%
Return on average common stockholders’ equity	10.59	10.66	12.72	13.89	14.72
Net interest margin	2.69	2.67	2.85	3.04	3.13
Allowance for credit losses to total loans	1.17	1.17	1.21	1.27	1.32
Average equity to average assets	9.07	8.86	8.55	8.91	9.06
Efficiency ratio	63.44	62.93	60.06	59.33	54.91
Annualized non–interest expense to average assets	1.86	1.79	1.84	1.91	1.90
Bank only capital ratios:
Tier 1 capital to average assets	8.72	8.86	8.89	8.84	8.85
Tier 1 capital to risk weighted assets	12.12	12.65	12.72	12.74	12.87
Total capital to risk weighted assets	13.03	13.56	13.59	13.65	13.83

Horizon Bancorp, Inc. Reports Second Quarter 2023 Results

Financial Highlights
(Dollars in Thousands Except Share and Per Share Data and Ratios, Unaudited)
	Six Months Ended
	June 30,	June 30,
	2023	2022
Income statement:
Net interest income	$91,397	$98,875
Credit loss expense (recovery)	922	(1,146)
Non–interest income	20,617	26,589
Non–interest expense	70,786	70,674
Income tax expense	3,315	7,514
Net income	$36,991	$48,422

Per share data:
Basic earnings per share	$0.85	$1.11
Diluted earnings per share	0.85	1.11
Cash dividends declared per common share	0.32	0.31
Book value per common share	16.25	15.10
Tangible book value per common share	12.34	11.11
Market value – high	16.32	23.45
Market value – low	$7.75	$16.72
Weighted average shares outstanding – Basis	43,611,926	43,563,804
Weighted average shares outstanding – Diluted	43,757,321	43,711,822

Key ratios:
Return on average assets	0.95%	1.32%
Return on average common stockholders’ equity	10.62	14.01
Net interest margin	2.68	3.02
Allowance for credit losses to total loans	1.17	1.32
Average equity to average assets	8.97	9.43
Efficiency ratio	63.19	56.33
Annualized non–interest expense to average assets	1.82	1.93
Bank only capital ratios:
Tier 1 capital to average assets	8.72	8.85
Tier 1 capital to risk weighted assets	12.12	12.87
Total capital to risk weighted assets	13.03	13.83

Horizon Bancorp, Inc. Reports Second Quarter 2023 Results

Financial Highlights
(Dollars in Thousands Except Ratios, Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Loan data:
Substandard loans	$41,484	$49,804	$56,194	$57,932	$59,377
30 to 89 days delinquent	10,913	13,971	10,709	6,970	6,739

Non–performing loans:
90 days and greater delinquent – accruing interest	1,313	137	92	193	210
Trouble debt restructures – accruing interest	—	—	2,570	2,529	2,535
Trouble debt restructures – non–accrual	—	—	1,548	1,665	1,345
Non–accrual loans	20,796	19,660	17,630	14,771	16,116
Total non–performing loans	$22,109	$19,797	$21,840	$19,158	$20,206
Non–performing loans to total loans	0.52%	0.47%	0.52%	0.47%	0.51%

Allocation of the Allowance for Credit Losses
(Dollars in Thousands, Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Commercial	$30,354	$31,156	$32,445	$33,806	$34,802
Residential mortgage	3,648	4,447	5,577	5,137	4,422
Mortgage warehouse	893	798	1,020	1,024	1,067
Consumer	15,081	13,125	11,422	11,402	12,059
Total	$49,976	$49,526	$50,464	$51,369	$52,350

Net Charge–offs (Recoveries)
(Dollars in Thousands Except Ratios, Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Commercial	$101	$104	$(94)	$51	$(75)
Residential mortgage	(10)	(6)	(8)	(75)	40
Mortgage warehouse	—	—	—	—	—
Consumer	183	281	387	162	319
Total	$274	$379	$285	$138	$284
Percent of net charge–offs (recoveries) to average loans outstanding for the period	0.01%	0.01%	0.01%	0.00%	0.01%

Horizon Bancorp, Inc. Reports Second Quarter 2023 Results

Total Non–performing Loans
(Dollars in Thousands Except Ratios, Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Commercial	$8,275	$8,523	$9,330	$7,199	$8,008
Residential mortgage	8,168	6,926	8,123	8,047	8,469
Mortgage warehouse	—	—	—	—	—
Consumer	5,666	4,348	4,387	3,912	3,729
Total	$22,109	$19,797	$21,840	$19,158	$20,206
Non–performing loans to total loans	0.52%	0.47%	0.52%	0.47%	0.51%

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Commercial	$1,567	$1,567	$1,881	$3,206	$1,414
Residential mortgage	107	203	107	22	—
Mortgage warehouse	—	—	—	—	—
Consumer	7	78	152	14	58
Total	$1,681	$1,848	$2,140	$3,242	$1,472

Horizon Bancorp, Inc. Reports Second Quarter 2023 Results

Average Balance Sheets
(Dollars in Thousands, Unaudited)
	Three Months Ended			Three Months Ended
	June 30, 2023			June 30, 2022
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest earning assets
Federal funds sold	$30,926	$376	4.88%	$7,083	$17	0.96%
Interest earning deposits	9,002	99	4.41%	15,661	26	0.67%
Investment securities – taxable	1,706,761	8,740	2.05%	1,770,816	8,673	1.96%
Investment securities – non–taxable (1)	1,240,931	7,059	2.89%	1,374,032	7,307	2.70%
Loans receivable (2) (3)	4,225,020	60,594	5.78%	3,776,041	40,585	4.33%
Total interest earning assets	7,212,640	76,868	4.39%	6,943,633	56,608	3.39%
Non–interest earning assets
Cash and due from banks	102,935			98,040
Allowance for credit losses	(49,481)			(52,525)
Other assets	573,932			487,090
Total average assets	$7,840,026			$7,476,238

Liabilities and Stockholders’ Equity
Interest bearing liabilities
Interest bearing deposits	$4,445,074	$18,958	1.71%	$4,540,959	$1,677	0.15%
Borrowings	1,176,702	9,035	3.08%	613,282	1,409	0.92%
Repurchase agreements	140,606	683	1.95%	141,470	41	0.12%
Subordinated notes	58,946	881	5.99%	58,800	881	6.01%
Junior subordinated debentures issued to capital trusts	57,110	1,151	8.08%	56,870	556	3.92%
Total interest bearing liabilities	5,878,438	30,708	2.10%	5,411,381	4,564	0.34%
Non–interest bearing liabilities
Demand deposits	1,186,520			1,335,779
Accrued interest payable and other liabilities	64,115			51,779
Stockholders’ equity	710,953			677,299
Total average liabilities and stockholders’ equity	$7,840,026			$7,476,238

Net interest income / spread		$46,160	2.29%		$52,044	3.05%
Net interest income as a percent of average interest earning assets (1)			2.69%			3.13%

(1) Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2) Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3) Non–accruing loans for the purpose of the computation above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

Horizon Bancorp, Inc. Reports Second Quarter 2023 Results

Average Balance Sheets
(Dollars in Thousands, Unaudited)
	Six Months Ended			Six Months Ended
	June 30, 2023			June 30, 2022
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest earning assets
Federal funds sold	$19,411	$459	4.77%	$121,707	$108	0.18%
Interest earning deposits	8,891	169	3.83%	18,154	50	0.56%
Investment securities – taxable	1,717,008	17,465	2.05%	1,709,014	16,064	1.90%
Investment securities – non–taxable (1)	1,277,328	14,615	2.92%	1,326,819	14,004	2.69%
Loans receivable (2) (3)	4,184,347	115,958	5.61%	3,703,857	77,124	4.22%
Total interest earning assets	7,206,985	148,666	4.28%	6,879,551	107,350	3.27%
Non–interest earning assets
Cash and due from banks	103,247			101,340
Allowance for credit losses	(49,907)			(53,411)
Other assets	574,707			463,868
Total average assets	$7,835,032			$7,391,348

Liabilities and Stockholders’ Equity
Interest bearing liabilities
Interest bearing deposits	$4,472,519	$33,777	1.52%	$4,509,962	$3,173	0.14%
Borrowings	1,115,350	18,303	3.31%	558,867	2,453	0.89%
Repurchase agreements	139,683	1,186	1.71%	140,610	77	0.11%
Subordinated notes	58,928	1,761	6.03%	58,782	1,761	6.04%
Junior subordinated debentures issued to capital trusts	57,079	2,242	7.92%	56,839	1,011	3.59%
Total interest bearing liabilities	5,843,559	57,269	1.98%	5,325,060	8,475	0.32%
Non–interest bearing liabilities
Demand deposits	1,220,917			1,329,316
Accrued interest payable and other liabilities	67,893			39,968
Stockholders’ equity	702,663			697,004
Total average liabilities and stockholders’ equity	$7,835,032			$7,391,348

Net interest income / spread		$91,397	2.30%		$98,875	2.95%
Net interest income as a percent of average interest earning assets (1)			2.68%			3.02%

(1) Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2) Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3) Non–accruing loans for the purpose of the computation above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

Horizon Bancorp, Inc. Reports Second Quarter 2023 Results

Condensed Consolidated Balance Sheets
(Dollars in Thousands)

	June 30, 2023	December 31, 2022
	(Unaudited)
Assets
Cash and due from banks	$228,986	$123,505
Interest earning time deposits	2,452	2,812
Investment securities, available for sale	905,813	997,558
Investment securities, held to maturity (fair value $1,668,229 and $1,681,309)	1,983,496	2,022,748
Loans held for sale	6,933	5,807
Loans, net of allowance for credit losses of $49,976 and $50,464	4,216,284	4,107,534
Premises and equipment, net	95,053	92,677
Federal Home Loan Bank stock	34,509	26,677
Goodwill	155,211	155,211
Other intangible assets	15,433	17,239
Interest receivable	37,536	35,294
Cash value of life insurance	148,171	146,175
Other assets	133,476	139,281
Total assets	$7,963,353	$7,872,518

Liabilities
Deposits
Non–interest bearing	$1,170,055	$1,277,768
Interest bearing	4,539,277	4,580,006
Total deposits	5,709,332	5,857,774
Borrowings	1,352,039	1,142,949
Subordinated notes	58,970	58,896
Junior subordinated debentures issued to capital trusts	57,143	57,027
Interest payable	12,739	5,380
Other liabilities	63,887	73,117
Total liabilities	7,254,110	7,195,143
Commitments and contingent liabilities
Stockholders’ equity
Preferred stock, Authorized, 1,000,000 shares, Issued 0 shares	—	—
Common stock, no par value, Authorized 99,000,000 shares Issued and outstanding 44,112,816 and 43,937,889 shares	—	—
Additional paid–in capital	354,953	354,188
Retained earnings	452,209	429,385
Accumulated other comprehensive income (loss)	(97,919)	(106,198)
Total stockholders’ equity	709,243	677,375
Total liabilities and stockholders’ equity	$7,963,353	$7,872,518

Horizon Bancorp, Inc. Reports Second Quarter 2023 Results

Condensed Consolidated Statements of Income
(Dollars in Thousands Except Per Share Data, Unaudited)
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Interest income
Loans receivable	$60,594	$55,364	$50,859	$45,517	$40,585
Investment securities – taxable	8,740	8,725	8,702	8,436	8,673
Investment securities – non–taxable	7,059	7,556	7,543	7,478	7,307
Other	475	153	83	65	43
Total interest income	76,868	71,798	67,187	61,496	56,608
Interest expense
Deposits	18,958	14,819	10,520	4,116	1,677
Borrowed funds	9,718	9,771	6,040	3,895	1,450
Subordinated notes	881	880	881	880	881
Junior subordinated debentures issued capital trusts	1,151	1,091	964	744	556
Total interest expense	30,708	26,561	18,405	9,635	4,564
Net interest income	46,160	45,237	48,782	51,861	52,044
Credit loss expense (recovery)	680	242	(69)	(601)	240
Net interest income after credit loss expense	45,480	44,995	48,851	52,462	51,804
Non–interest Income
Service charges on deposit accounts	3,021	3,028	2,947	3,023	2,833
Wire transfer fees	116	109	118	148	170
Interchange fees	3,584	2,867	2,951	3,089	3,582
Fiduciary activities	1,247	1,275	1,270	1,203	1,405
Gain (loss) on sale of investment securities	20	(500)	—	—	—
Gain on sale of mortgage loans	1,005	785	1,196	1,441	2,501
Mortgage servicing income net of impairment	640	713	637	355	319
Increase in cash value of bank owned life insurance	1,015	981	751	814	519
Death benefit on bank owned life insurance	—	—	—	—	644
Other income	349	362	804	115	461
Total non–interest income	10,997	9,620	10,674	10,188	12,434
Non–interest expense
Salaries and employee benefits	20,162	18,712	19,978	20,613	19,957
Net occupancy expenses	3,249	3,563	3,279	3,293	3,190
Data processing	3,016	2,669	2,884	2,539	2,607
Professional fees	633	533	694	552	283
Outside services and consultants	2,515	2,717	2,985	2,855	2,485
Loan expense	1,397	1,118	1,281	1,392	1,533
FDIC insurance expense	840	540	388	670	775
Core deposit intangible amortization	903	903	925	926	925
Other losses	134	221	118	398	362
Other expenses	3,413	3,548	3,179	3,578	3,287
Total non–interest expense	36,262	34,524	35,711	36,816	35,404
Income before income taxes	20,215	20,091	23,814	25,834	28,834
Income tax expense	1,452	1,863	2,649	2,013	3,975
Net income	$18,763	$18,228	$21,165	$23,821	$24,859
Basic earnings per share	$0.43	$0.42	$0.49	$0.55	$0.57
Diluted earnings per share	0.43	0.42	0.48	0.55	0.57

Horizon Bancorp, Inc. Reports Second Quarter 2023 Results

Condensed Consolidated Statements of Income
(Dollars in Thousands Except Per Share Data, Unaudited)
	Six Months Ended
	June 30,	June 30,
	2023	2022
Interest income
Loans receivable	$115,958	$77,124
Investment securities – taxable	17,465	16,064
Investment securities – non–taxable	14,615	14,004
Other	628	158
Total interest income	148,666	107,350
Interest expense
Deposits	33,777	3,173
Borrowed funds	19,489	2,530
Subordinated notes	1,761	1,761
Junior subordinated debentures issued capital trusts	2,242	1,011
Total interest expense	57,269	8,475
Net interest income	91,397	98,875
Credit loss expense (recovery)	922	(1,146)
Net interest income after credit loss expense	90,475	100,021
Non–interest Income
Service charges on deposit accounts	6,049	5,628
Wire transfer fees	225	329
Interchange fees	6,451	6,362
Fiduciary activities	2,522	2,908
Gain (loss) on sale of investment securities	(480)	—
Gain on sale of mortgage loans	1,790	4,528
Mortgage servicing income net of impairment	1,353	3,808
Increase in cash value of bank owned life insurance	1,996	1,029
Death benefit on bank owned life insurance	—	644
Other income	711	1,353
Total non–interest income	20,617	26,589
Non–interest expense
Salaries and employee benefits	38,874	39,692
Net occupancy expenses	6,812	6,751
Data processing	5,685	5,144
Professional fees	1,166	597
Outside services and consultants	5,232	5,010
Loan expense	2,515	2,738
FDIC insurance expense	1,380	1,500
Core deposit intangible amortization	1,806	1,851
Other losses	355	530
Other expenses	6,961	6,861
Total non–interest expense	70,786	70,674
Income before income taxes	40,306	55,936
Income tax expense	3,315	7,514
Net income	$36,991	$48,422
Basic earnings per share	$0.85	$1.11
Diluted earnings per share	0.85	1.11

Horizon Bancorp, Inc. Reports Second Quarter 2023 Results

Use of Non–GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP. Specifically, we have included non–GAAP financial measures relating to net income, diluted earnings per share, pre–tax, pre–provision net income, net interest margin, tangible stockholders’ equity and tangible book value per share, efficiency ratio, the return on average assets, the return on average common equity, and return on average tangible equity. In each case, we have identified special circumstances that we consider to be non–recurring and have excluded them. We believe that this shows the impact of such events as acquisition–related purchase accounting adjustments and swap termination fees, among others we have identified in our reconciliations. Horizon believes these non–GAAP financial measures are helpful to investors and provide a greater understanding of our business and financial results without giving effect to the purchase accounting impacts and one–time costs of acquisitions and non–recurring items. These measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure. See the tables and other information below and contained elsewhere in this press release for reconciliations of the non–GAAP information identified herein and its most comparable GAAP measures.

Non–GAAP Reconciliation of Net Income
(Dollars in Thousands, Unaudited)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2023	2023	2022	2022	2022	2023	2022
Net income as reported	$18,763	$18,228	$21,165	$23,821	$24,859	$36,991	$48,422
Swap termination fee	(1,453)	—	—	—	—	(1,453)	—
Tax effect	305	—	—	—	—	305	—
Net income excluding swap termination fee	17,615	18,228	21,165	23,821	24,859	35,843	48,422
(Gain) / loss on sale of investment securities	(20)	500	—	—	—	480	—
Tax effect	4	(105)	—	—	—	(101)	—
Net income excluding (gain) / loss on sale of investment securities	17,599	18,623	21,165	23,821	24,859	36,222	48,422
Death benefit on bank owned life insurance (“BOLI”)	—	—	—	—	(644)	—	(644)
Net income excluding death benefit on BOLI	17,599	18,623	21,165	23,821	24,215	36,222	47,778
Adjusted net income	$17,599	$18,623	$21,165	$23,821	$24,215	$36,222	$47,778

Horizon Bancorp, Inc. Reports Second Quarter 2023 Results

Non–GAAP Reconciliation of Diluted Earnings per Share
(Dollars in Thousands, Unaudited)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2023	2023	2022	2022	2022	2023	2022
Diluted earnings per share (“EPS”) as reported	$0.43	$0.42	$0.48	$0.55	$0.57	$0.85	$1.11
Swap termination fee	(0.03)	—	—	—	—	(0.03)	—
Tax effect	0.01	—	—	—	—	0.01	—
Diluted EPS excluding swap termination fee	0.41	0.42	0.48	0.55	0.57	0.83	1.11
(Gain) / loss on sale of investment securities	—	0.01	—	—	—	0.01	—
Tax effect	—	—	—	—	—	—	—
Diluted EPS excluding (gain) / loss on sale of investment securities	0.41	0.43	0.48	0.55	0.57	0.84	1.11
Death benefit on bank owned life insurance (“BOLI”)	—	—	—	—	(0.01)	—	(0.01)
Diluted EPS excluding death benefit on BOLI	0.41	0.43	0.48	0.55	0.56	0.84	1.10
Adjusted diluted EPS	$0.41	$0.43	$0.48	$0.55	$0.56	$0.84	$1.10

Non–GAAP Reconciliation of Pre–Tax, Pre–Provision Net Income
(Dollars in Thousands, Unaudited)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2023	2023	2022	2022	2022	2023	2022
Pre–tax income	$20,215	$20,091	$23,814	$25,834	$28,834	$40,306	$55,936
Credit loss expense (recovery)	680	242	(69)	(601)	240	922	(1,146)
Pre–tax, pre–provision net income	$20,895	$20,333	$23,745	$25,233	$29,074	$41,228	$54,790

Pre–tax, pre–provision net income	$20,895	$20,333	$23,745	$25,233	$29,074	$41,228	$54,790
Swap termination fee	(1,453)	—	—	—	—	(1,453)	—
(Gain) / loss on sale of investment securities	(20)	500	—	—	—	480	—
Death benefit on BOLI	—	—	—	—	(644)	—	(644)
Adjusted pre–tax, pre–provision net income	$19,422	$20,833	$23,745	$25,233	$28,430	$40,255	$54,146

Horizon Bancorp, Inc. Reports Second Quarter 2023 Results

Non–GAAP Reconciliation of Net Interest Margin
(Dollars in Thousands, Unaudited)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2023	2023	2022	2022	2022	2023	2022
Net interest income as reported	$46,160	$45,237	$48,782	$51,861	$52,044	$91,397	$98,875
Average interest earning assets	7,212,640	7,201,266	7,091,980	7,056,208	6,943,633	7,206,985	6,879,551
Net interest income as a percentage of average interest earning assets (“Net Interest Margin”)	2.69%	2.67%	2.85%	3.04%	3.13%	2.68%	3.02%

Net interest income as reported	$46,160	$45,237	$48,782	$51,861	$52,044	$91,397	$98,875
Acquisition–related purchase accounting adjustments (“PAUs”)	(651)	(367)	(431)	(906)	(1,223)	(1,018)	(2,139)
Swap termination fee	(1,453)	—	—	—	—	(1,453)	—
Adjusted net interest income	$44,056	$44,870	$48,351	$50,955	$50,821	$88,926	$96,736
Adjusted net interest margin	2.57%	2.65%	2.83%	2.99%	3.06%	2.61%	2.96%

Non–GAAP Reconciliation of Tangible Stockholders’ Equity and Tangible Book Value per Share
(Dollars in Thousands, Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Total stockholders’ equity	$709,243	$702,559	$677,375	$644,993	$657,865
Less: Intangible assets	170,644	171,547	172,450	173,375	173,662
Total tangible stockholders’ equity	$538,599	$531,012	$504,925	$471,618	$484,203
Common shares outstanding	43,645,216	43,621,422	43,574,151	43,574,151	43,572,796
Book value per common share	$16.25	$16.11	$15.55	$14.80	$15.10
Tangible book value per common share	$12.34	$12.17	$11.59	$10.82	$11.11

Horizon Bancorp, Inc. Reports Second Quarter 2023 Results

Non–GAAP Calculation and Reconciliation of Efficiency Ratio and Adjusted Efficiency Ratio
(Dollars in Thousands, Unaudited)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2023	2023	2022	2022	2022	2023	2022
Non–interest expense as reported	$36,262	$34,524	$35,711	$36,816	$35,404	$70,786	$70,674
Net interest income as reported	46,160	45,237	48,782	51,861	52,044	91,397	98,875
Non–interest income as reported	$10,997	$9,620	$10,674	$10,188	$12,434	$20,617	$26,589
Non–interest expense / (Net interest income + Non–interest income) (“Efficiency Ratio”)	63.44%	62.93%	60.06%	59.33%	54.91%	63.19%	56.33%

Non–interest expense as reported	$36,262	$34,524	$35,711	$36,816	$35,404	$70,786	$70,674

Net interest income as reported	46,160	45,237	48,782	51,861	52,044	91,397	98,875
Swap termination fee	(1,453)	—	—	—	—	(1,453)	—
Net interest income excluding swap termination fee	44,707	45,237	48,782	51,861	52,044	89,944	98,875

Non–interest income as reported	10,997	9,620	10,674	10,188	12,434	20,617	26,589
(Gain) / loss on sale of investment securities	(20)	500	—	—	—	480	—
Death benefit on BOLI	—	—	—	—	(644)	—	(644)
Non–interest income excluding (gain) / loss on sale of investment securities and death benefit on BOLI	$10,977	$10,120	$10,674	$10,188	$11,790	$21,097	$25,945
Adjusted efficiency ratio	65.12%	62.37%	60.06%	59.33%	55.46%	63.75%	56.62%

Horizon Bancorp, Inc. Reports Second Quarter 2023 Results

Non–GAAP Reconciliation of Return on Average Assets
(Dollars in Thousands, Unaudited)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2023	2023	2022	2022	2022	2023	2022
Average assets	$7,840,026	$7,831,106	$7,718,366	$7,635,102	$7,476,238	$7,835,032	$7,391,348
Return on average assets (“ROAA”) as reported	0.96%	0.94%	1.09%	1.24%	1.33%	0.95%	1.32%
Swap termination fee	(0.07)	—	—	—	—	(0.04)	—
Tax effect	0.02	—	—	—	—	0.01	—
ROAA excluding swap termination fee	0.91	0.94	1.09	1.24	1.33	0.92	1.32
(Gain) / loss on sale of investment securities	—	0.03	—	—	—	0.01	—
Tax effect	—	(0.01)	—	—	—	—	—
ROAA excluding (gain) / loss on sale of investment securities	0.91	0.96	1.09	1.24	1.33	0.93	1.32
Death benefit on BOLI	—	—	—	—	(0.03)	—	(0.02)
ROAA excluding death benefit on BOLI	0.91	0.96	1.09	1.24	1.30	0.93	1.30
Adjusted ROAA	0.91%	0.96%	1.09%	1.24%	1.30%	0.93%	1.30%

Non–GAAP Reconciliation of Return on Average Common Equity
(Dollars in Thousands, Unaudited)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2023	2023	2022	2022	2022	2023	2022
Average common equity	$710,953	$693,472	$660,188	$680,376	$677,299	$702,663	$697,004
Return on average common equity (“ROACE”) as reported	10.59%	10.66%	12.72%	13.89%	14.72%	10.62%	14.01%
Swap termination fee	(0.82)	—	—	—	—	(0.41)	—
Tax effect	0.17	—	—	—	—	0.09	—
ROACE excluding swap termination fee	9.94	10.66	12.72	13.89	14.72	10.30	14.01
(Gain) / loss on sale of investment securities	(0.01)	0.29	—	—	—	0.14	—
Tax effect	—	(0.06)	—	—	—	(0.03)	—
ROACE excluding (gain) / loss on sale of investment securities	9.93	10.89	12.72	13.89	14.72	10.41	14.01
Death benefit on BOLI	—	—	—	—	(0.38)	—	(0.19)
ROACE excluding death benefit on BOLI	9.93	10.89	12.72	13.89	14.34	10.41	13.82
Adjusted ROACE	9.93%	10.89%	12.72%	13.89%	14.34%	10.41%	13.82%

Horizon Bancorp, Inc. Reports Second Quarter 2023 Results

Non–GAAP Reconciliation of Return on Average Tangible Equity
(Dollars in Thousands, Unaudited)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2023	2023	2022	2022	2022	2023	2022
Average common equity	$710,953	$693,472	$660,188	$680,376	$677,299	$702,663	$697,004
Less: Average intangible assets	171,177	172,139	173,050	173,546	175,321	171,655	175,836
Average tangible equity	$539,776	$521,333	$487,138	$506,830	$501,978	$531,008	$521,168
Return on average tangible equity (“ROATE”) as reported	13.94%	14.18%	17.24%	18.65%	19.86%	14.05%	18.74%
Swap termination fee	(1.08)	—	—	—	—	(0.55)	—
Tax effect	0.23	—	—	—	—	0.12	—
ROATE excluding swap termination fee	13.09	14.18	17.24	18.65	19.86	13.62	18.74
(Gain) / loss on sale of investment securities	(0.01)	0.39	—	—	—	0.18	—
Tax effect	—	(0.08)	—	—	—	(0.04)	—
ROATE excluding (gain) / loss on sale of investment securities	13.08	14.49	17.24	18.65	19.86	13.76	18.74
Death benefit on BOLI	—	—	—	—	(0.51)	—	(0.25)
ROATE excluding death benefit on BOLI	13.08	14.49	17.24	18.65	19.35	13.76	18.49
Adjusted ROATE	13.08%	14.49%	17.24%	18.65%	19.35%	13.76%	18.49%

Earnings Conference Call

As previously announced, Horizon will host a conference call to review its second quarter financial results and operating performance.

Participants may access the live conference call on July 27, 2023 at 7:30 a.m. CT (8:30 a.m. ET) by dialing 833–974–2379 from the United States, 866–450–4696 from Canada or 1–412–317–5772 from international locations and requesting the “Horizon Bancorp Call.” Participants are asked to dial in approximately 10 minutes prior to the call.

A telephone replay of the call will be available approximately one hour after the end of the conference through August 3, 2023. The replay may be accessed by dialing 877–344–7529 from the United States, 855–669–9658 from Canada or 1–412–317–0088 from other international locations, and entering the access code 8537822.

About Horizon Bancorp, Inc.

Celebrating 150 years, Horizon Bancorp, Inc. (NASDAQ GS: HBNC) is the $8.0 billion–asset commercial bank holding company for Horizon Bank, which serve customers across diverse and economically attractive Midwestern markets through convenient digital and virtual tools, as well as its Indiana and Michigan branches. Horizon Bank’s retail offerings include prime residential, indirect auto, and other secured consumer lending to in–market customers, as well as a range of personal banking and wealth management solutions. Horizon also provides a comprehensive array of in–market business banking and treasury management services, with commercial lending representing over half of total loans. More information on Horizon, headquartered in Northwest Indiana’s Michigan City, is available at horizonbank.com and investor.horizonbank.com.